Exhibit 99.1

Dave Announces Pricing of $175 Million 0% Convertible Notes

Company entered into capped call transactions to increase effective conversion premium to 100%

Company to repurchase approximately 334,000 shares of common stock using approximately $70.5 million of net proceeds

LOS ANGELES, CA – March 5, 2026 – Dave Inc. (Nasdaq: DAVE) (“Dave” or the “Company”) today announced the pricing of an offering of $175 million principal amount of its 0% Convertible Senior Notes due 2031 (the “notes”) through a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Dave has also granted the initial purchasers an option to purchase, for settlement within a 13-day period beginning on, and including, the date Dave first issues the notes, up to an additional $25 million principal amount of notes. The offering was upsized from the previously announced offering of $150 million principal amount. The offering is expected to close on March 9, 2026, subject to customary closing conditions.

The notes will be senior unsecured obligations of Dave. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on April 1, 2031, unless earlier converted, redeemed or repurchased. Dave may redeem for cash all or any portion of the notes (subject to a partial redemption limitation), at Dave’s option, on or after April 6, 2029 and prior to the 41st scheduled trading day immediately preceding the maturity date, only if (i) certain liquidity conditions are met and (ii) the last reported sale price of Dave’s Class A common stock (the “common stock”) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Dave provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Dave provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, up to, but excluding, the redemption date.

The notes will be convertible into cash up to the aggregate principal amount of the notes to be converted and cash, shares of common stock or a combination thereof, at Dave’s election, in respect of the remainder, if any, of Dave’s conversion obligation in excess of the principal amount of the notes being converted, based on an initial conversion rate of 3.5825 shares of common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $279.13 per share. The initial conversion price of the notes represents a premium of approximately 32.5% over the last reported sale price of $210.67 per share of the common stock on March 4, 2026. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

Prior to the close of business on the business day immediately preceding January 1, 2031, the notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the holders at any time. If Dave undergoes a fundamental change (as defined in the indenture governing the notes), holders may require Dave to purchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid special interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, if certain corporate events occur or if Dave delivers a notice of redemption, Dave will, in certain circumstances, increase the conversion rate for any notes converted in connection with such corporate event or notice of redemption.

Dave estimates that the net proceeds from the offering will be approximately $168.0 million (or approximately $192.1 million if the initial purchasers exercise in full their option to purchase additional notes), after deducting initial purchasers’ discounts and estimated offering expenses. Dave intends to use the net proceeds from the offering (i) to fund the approximate $15.1 million cost of the capped call transactions described below, (ii) to repurchase approximately 334,000 shares of common stock, using approximately $70.5 million of the net proceeds from the offering as described below and (iii) for general corporate purposes, including additional share repurchases under our share repurchase program.

In connection with the pricing of the notes, Dave has entered into privately negotiated capped call transactions with one or more of the initial purchasers of the notes or their respective affiliates and other financial institutions (the “capped call counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of common stock that initially underlie the notes, assuming the initial purchasers do not exercise their option to purchase additional notes. The cap price of the capped call transactions is initially $421.34 per share of common stock, representing a premium of 100% above the last reported sale price of $210.67 per share of common stock on March 4, 2026, and is subject to certain adjustments under the terms of the capped call transactions. The capped call transactions are expected generally to reduce potential dilution to the common stock upon conversion of the notes and/or offset any cash payments that Dave could be required to make in excess of the principal amount of any converted notes upon conversion thereof, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, Dave expects to enter into additional capped call transactions with the capped call counterparties.

In connection with establishing their initial hedges of the capped call transactions, the capped call counterparties have advised Dave that they or their respective affiliates expect to enter into various derivative transactions with respect to the common stock concurrently with, or shortly after, the pricing of the notes, and they may unwind these various derivative transactions and purchase common stock in open market transactions shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time.

In addition, the capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or other of Dave’s securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) during any observation period related to a conversion of the notes on or after January 1, 2031, (y) during any observation period related to a conversion of the notes prior to January 1, 2031 or following any repurchase of the notes by Dave on any fundamental change repurchase date, any redemption date or any other date on which Dave retires any notes, in each case, if Dave elects to terminate the relevant portion of the capped call transactions, and (z) in connection with any negotiated unwind or modification of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares, if any, and value and/or amount of the consideration that noteholders will receive upon conversion of the notes.

Concurrently with the pricing of the offering, Dave has agreed to repurchase approximately 334,000 shares of common stock from purchasers of notes in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate, at a purchase price per share equal to the last reported sale price of $210.67 per share of the common stock on March 4, 2026. These repurchases could increase, or prevent a decrease in, the market price of the common stock or the notes, which could result in a higher effective conversion price for the notes.

The notes and the shares of common stock, if any, issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and may not be offered or sold in the United States without registration under, or an applicable exemption from, the registration requirements. This press release is not an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. It is issued pursuant to Rule 135c under the Securities Act.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements under Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, expectations regarding the proposed notes offering and the use of proceeds therefrom. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Dave. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, those discussed in Dave’s Annual Report on Form 10-K filed on March 2, 2026 under the heading “Risk Factors” and other documents filed by Dave with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Dave does not presently know or that Dave currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Dave’s expectations, plans or forecasts of future events and views as of the date of this press release. Dave anticipates that subsequent events and developments will cause Dave’s assessments to change. However, while Dave may elect to update these forward-looking statements at some point in the future, Dave specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing Dave’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investors:

Sean Mansouri, CFA or Stefan Norbom

DAVE@elevate-ir.com

Media:

Dan Ury

press@dave.com

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